                                                                 EXHIBIT (10.)P.

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                         HARTZ MOUNTAIN INDUSTRIES, INC

                                      and

                              UNITED JERSEY BANKS





                                LEASE AGREEMENT

                                ---------------

                                   Premises:

                                Ridgefield Park
                                   New Jersey


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
                               TABLE OF CONTENTS

ARTICLE                                                                                            PAGE
 1.         Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1

 2.         Demise and Term   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            8

 3.         Preparation of Demised Premises   . . . . . . . . . . . . . . . . . . . . . .           10

 4.         Use of Demised Premises and Common Areas  . . . . . . . . . . . . . . . . . .           12

 5.         Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           13

 6.         Tax and Operating Expense Payments  . . . . . . . . . . . . . . . . . . . . .           14

 7.         Common Areas  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           17

 8.         Intentionally Deleted   . . . . . . . . . . . . . . . . . . . . . . . . . . .           17

 9.         Subordination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           17

10.         Quiet Enjoyment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           19

11.         Assignment, Subletting and Mortgaging   . . . . . . . . . . . . . . . . . . .           19

12.         Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           20

13.         Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           21

14.         Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           23

15.         Alterations and Signs   . . . . . . . . . . . . . . . . . . . . . . . . . . .           24

16.         Landlord's and Tenant's Property  . . . . . . . . . . . . . . . . . . . . . .           26

17.         Repairs and Maintenance   . . . . . . . . . . . . . . . . . . . . . . . . . .           27

18.         Public Utility Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . .           30

19.         Mechanics' Liens and Other Liens  . . . . . . . . . . . . . . . . . . . . . .           30

20.         Access and Name   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           30

21.         Non-Liability of Landlord   . . . . . . . . . . . . . . . . . . . . . . . . .           31

22.         Damage or Destruction   . . . . . . . . . . . . . . . . . . . . . . . . . . .           32

23.         Eminent Domain  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           34

24.         Surrender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           36

                               TABLE OF CONTENTS

ARTICLE                                                                                            PAGE
25.         Conditions of Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . .           37

26.         Re-Entry by Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           38

27.         Damages   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           39

28.         Affirmative Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . .           41

29.         No Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           42

30.         Curing Tenant's Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . .           42

31.         Additional Facility   . . . . . . . . . . . . . . . . . . . . . . . . . . . .           43

32.         Broker  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           45

33.         Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           45

34.         Estoppel Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . .           45

35.         Arbitration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           46

36.         Memorandum of Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . .           46

37.         Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           47

38.         Environmental Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . .           50

39.         Restriction on Adjacent Uses  . . . . . . . . . . . . . . . . . . . . . . . .           51

40.         Purchase of Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           52

                                    EXHIBITS

EXHIBIT A   -      DESCRIPTION OF LAND
EXHIBIT B   -      SITE PLAN OF LAND, BUILDING AND PARKING GARAGE
EXHIBIT C   -      LANDLORD'S WORK
EXHIBIT D   -      PROJECT
EXHIBIT E   -      PERMITTED EXCEPTIONS
EXHIBIT F   -      PLANS FOR LANDLORD'S WORK AND CONSTRUCTION DISPUTE
                    RESOLUTION RIDER
EXHIBIT G   -      FORM OF NON-DISTURBANCE AGREEMENT
EXHIBIT H   -      INTENTIONALLY DELETED
EXHIBIT I   -      ADDITIONAL FACILITY
EXHIBIT J   -      HATCHMARKED AREAS

         LEASE, dated December 12, 1988, between HARTZ MOUNTAIN INDUSTRIES, INC., a New York Corporation, having an office at 400 Plaza Drive, Secaucus, New Jersey (P.O. Box 1411) 07094 ("Landlord"), and United Jersey Banks, a New Jersey Corporation, having an office at 301 Carnegie Center, Princeton, New Jersey 08540 ("Tenant").

                            ARTICLE 1 - DEFINITIONS

         1.01. As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

         A. Advance Rent: None.

         B. Additional Charges: All amounts that become payable by Tenant to Landlord hereunder other than the Fixed Rent.

         C. Affiliate: Shall mean (i) any Person directly or indirectly owning, controlling, or holding with power to vote, five percent (5%) or more of the outstanding voting securities of such Person, (ii) any Person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person, (iv) any officer, director, partner, copartner or employee of such other Person.

         D. Approval Date: The date Landlord obtains site plan approval from all applicable governmental authorities with respect to the Land, the Building and the Parking Garage.

         E. Broker: Alexander Summer Co., 3 ADP Boulevard, Roseland, New Jersey 07068.

         F. Building: The building (including Landlord's Work and Tenant's
Work) now or hereafter located at the Land shown on Exhibit A, located in Jew Jersey, consisting of approximately 300,000 square feet of Floor Space, the exact square footage of which shall be certified by Landlord's Architect within sixty (60) days following Substantial Completion of Landlord's Work (as hereinafter defined). Upon such remeasurement, the amount of Fixed Rent payable hereunder shall be computed based upon the actual Floor Space of the Building, subject to the provisions of Section 1.01.N hereof.

         G. Calendar Year: Any twelve-month period commencing on a January 1.

         H. Commencement Date: The date upon which (a) Landlord's Work shall be Substantially Completed (as hereinafter defined), or (b) if Landlord performs Tenant's Work as provided in Article 3 hereof, the date upon which Landlord's Work and Tenant's Work are Substantially Completed. Notwithstanding the foregoing, in the event Tenant occupies or uses (a material portion of) the Building for the conduct of its business prior to the Commencement Date, the Commencement Date shall be accelerated to the date of the commencement of such use by Tenant. Entry upon the Demised Premises by Tenant for performing Tenant's Work shall not be considered the "conduct of its business" for purposes of this paragraph.

         I. Common Areas: All areas, spaces and improvements in the Project which Landlord makes available from time to time for the common use and benefit of the tenants and occupants of the Project and which are not exclusively available for use by a single tenant or occupant, including, without limitation, parking areas, roads, walkways, sidewalks, landscaped and planted areas, community rooms, if any, the managing agent's office, if any, and public rest rooms, if any. There shall be no Common Areas located within the Demised Premises.

         J. Demised Premises: The Land, the Building and the Parking Garage as shown on the site plan annexed hereto as Exhibit B.

         K. Expiration Date: The date that is the day before the twentieth
(20th) anniversary of the Fixed Rent Commencement Date if the Fixed Rent Commencement Date is the first day of a month, or the twentieth (20th) anniversary of the last day of the month in which the Fixed Rent Commencement Date occurs if the Fixed Rent Commencement Date is not the first day of a month. However, if the Term is extended by Tenant's effective exercise of Tenant's right, if any, to extend the Term, the "Expiration Date" shall be changed to the last day of the latest extended period as to which Tenant shall have effectively exercised its right to extend the Term. For the purposes of this definition, the earlier termination of this Lease shall not affect the "Expiration Date."

         L. Fixed Rent: From the Fixed Rent Commencement Date until one day prior to the fifth anniversary thereof, an amount at the annual rate of $12.75 per square foot multiplied by the Floor Space of the Building; from the fifth anniversary thereof until one day prior to the tenth anniversary thereof, an amount at the annual rate of $14.50 per square foot multiplied by the Floor Space of the Building; from the tenth anniversary thereof until one day prior to the fifteenth anniversary thereof, an amount at the annual rate of $16.50 per square foot multiplied by the Floor Space of the Building; and from the fifteenth anniversary thereof until the Expiration Date of the original Term hereof, not including any Extended Periods (as hereinafter defined), an amount at the annual rate of $18.75 per square foot multiplied by the Floor Space of the Building.

         M. Fixed Rent Commencement Date: The Fixed Rent Commencement Date shall be the date which is either of the following dates, as applicable: (a) If someone other than Landlord is selected to perform Tenant's Work, the date which is nine (9) months after Substantial Completion of Landlord's Work, or
(b) if Landlord is selected to do Tenant's Work, the date which is the later to occur of (i) nineteen (19) months after the Approval Date or (ii) two (2) months after Substantial Completion of Landlord's Work and Tenant's Work. If Landlord is selected to perform Tenant's Work and if Tenant does not furnish Landlord with final drawings for Tenant's Work by the date which is six (6) months after the Approval Date, the Fixed Rent Commencement Date shall be the date upon which same would have occurred pursuant to Subsections (b)(i) or
(b)(ii) above, as applicable, if Tenant had furnished Landlord with final drawings for Tenant's Work by the date which is six (6) months after the Approval Date, unless Landlord Substantially Completes Tenant's Work by the date which is seventeen (17) months from the Approval Date without the use of overtime labor or extra expense as the result of Tenant's delay in furnishing such final drawings.

         N. Floor Space: The sum of the floor area stated in square feet bounded by the exterior faces of the exterior walls of the Building; and any reference to Floor Space of the Building shall mean the floor area of all levels or stories of the Building, but excluding the roof and parking areas, and excluding penthouses and up to 7,500 square feet of balconies. Notwithstanding anything contained herein to the contrary, (a) if the Floor Space measured as above provided (including the penthouses and balconies), exceeds 313,800 square feet of Floor Space for purposes of calculating the Fixed Rent pursuant to this Lease, the Floor Space shall be the number of square feet of Floor Space so measured less 13,800 square feet, or (b) if the Floor Space measured as above provided (including penthouses and balconies), equals 300,000 to 313,800 square feet, the Floor Space for purposes of calculating Fixed Rent pursuant to this Lease (exclusive of any additions later constructed), shall be 300,000 square feet, or (c) if the Floor Space measured as above provided (including penthouses and balconies) is less than 300,000 square feet, then the Floor Space for purposes of calculating the Fixed Rent pursuant to this Lease shall be the number of square feet of Floor Space so measured less the Floor Space attributable to the penthouses and up to 7,500 square feet of balconies. Notwithstanding anything herein to the contrary, if the number of square feet of the Building exceeds the number of square feet of Floor Space provided for in the Final Plans as the result of Landlord's error in constructing the Building or Landlord's inability to construct the Building in accordance with the Final Plans, such excess shall not be included within the definition of Floor Space. Any reference to the Floor Space is intended to refer to the Floor Space of the entire area in question irrespective of the Person(s) who may be the owner(s) of all or any part thereof.

         O. Guarantor: None.

         P. Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization.

         Q. Land: The parcels of land described on Exhibit A.

         R. Landlord's Architect: Kenneth Carl Bonte, or as Landlord may designate.

         S. Landlord's Work: The materials and work to be furnished, installed and performed by Landlord at its expense in accordance with the provisions of Exhibit C, and subject to the provisions of this Lease. All references to Landlord's Work shall include the Parking Garage, unless the context otherwise indicates, excluding, however, any addition or annex thereto constructed by Tenant.

         T. Legal Requirements: Laws and ordinances of all federal, state, city, town, county, borough and village governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Land and the Building, whether now or hereafter in force, including, but not limited to, those pertaining to environmental matters.

         U. Mortgage: A mortgage and/or a deed of trust.

         V. Mortgagee: A holder of a mortgage or a beneficiary of a deed of trust.

         W. Operating Expenses: Operating Expenses shall mean the sum of (a) the Building's share of the cost and expense (whether or not within the contemplation of the parties) for the repair, replacement, maintenance, policing and operation of the Common Areas and the peripheral roads that, from time to time, service the Building (excluding (i) any repairs or replacements to cure original construction defects, (ii) Operating Expenses with respect to road maintenance incurred as the result of construction work in connection with development of the Project, and (iii) expenses incurred to cleanup environmental contamination), (b) the Land and the Building's share of the real estate taxes attributable to said Common Areas and (c) 15% of the resulting total of (a) and (b) above (excluding from such total, however, real estate taxes) for Landlord's home office administration and overhead cost and expense. In the event there is made a repair or replacement with respect to the Common Areas which would be a capitalized expenditure pursuant to generally accepted accounting principles and the Building's share of such expenditures is equal to or greater than $10,000.00 and such item has a useful life greater than the remaining number of years of the Term of this Lease (herein referred to as a "Major Capitalized Expenditure"), the portion of such items includable as an Operating Expense shall be an amount equal to the Building's share of such expenditure multiplied by a fraction and the numerator of which is the number of years remaining in the Term and the denominator of which is the useful life of such item. Tenant shall have the right to pay for such Major Capitalized Expenditure in a lump sum or in equal annual installments over the remaining Term of the Lease, together with interest on the unpaid portion of same at a rate per annum equal to the prime of Chemical Bank, New York, New York, plus one percent (1%). If Tenant extends the Term, such amount shall be recalculated and adjusted based upon the Term as extended. All such expenses shall be net of any reimbursements or credits received by Landlord. All items will be accounted for on a cash basis and stated in accordance with generally accepted accounting principles.

         X. Parking Garage: The parking facility which shall contain approximately 475 spaces, 230 of which shall be located above grade, in a two
(2) story structure and the balance of which shall be on-grade to be constructed by Landlord, located on the portion of the Land described on Exhibit A-1.

         Y. Permitted Uses: General office use and any lawful use which is not hazardous.

         Z. Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

         AA. Project: The existing and proposed shown on the site plan Exhibit D, annexed hereto as same may be amended from time to time, provided, however, that no such amendment shall increase Tenant's obligations under this Lease.

         BB. Real Estate Taxes: The real estate taxes, assessments and special assessments, sewer rents and water charges imposed upon the Building and Land and the Parking Garage by any federal, state, municipal or other governments or governmental bodies or authorities, and any reasonable expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building and

Land and the Parking Garage, which expenses shall be allocated to the period of time to which such expenses relate. Any added or omitted assessments levied against the Demised Premises with respect to any period prior to the Fixed Rent Commencement Date shall not be included in the definition of Real Estate Taxes. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof, but shall be calculated as if the Land and the Building and the Parking Garage were the only property of Landlord subject to such tax.

         CC. Rent: The Fixed Rent and the Additional Charges.

         DD. Security Deposit: None.

         EE. Substantially Completed or Substantial Completion: (a) with respect to Landlord's Work, the completion of Landlord's Work and the issuance of a temporary or permanent certificate of completion therefor, or its equivalent, except for (i) minor details designated on punchlists delivered by or on behalf of Tenant to Landlord, of construction, decoration or mechanical adjustment, the non-completion of which will not materially interfere with the performance of Tenant's Work and (ii) specified items of Landlord's Work which Landlord's Architect has certified cannot be performed in keeping with sound construction practices until Tenant's Work has been substantially completed, as the case may be (provided, with respect to subsection (ii) hereof, that Landlord notifies Tenant in writing of such items requiring delay and provided that the date of Substantial Completion includes a time period equal to the time period which would have been required for completion of the delayed items, had there been no such delay); and (b) with respect to Tenant's Work, the completion of Tenant's Work and the issuance of a temporary or permanent certificate of occupancy permitting lawful occupancy of the Building or its equivalent, except for minor details designated on punchlists delivered by or on behalf of Tenant to Landlord (if Landlord performs Tenant's Work), of construction, decoration or mechanical adjustment, the non- completion of which will not materially interfere with Tenant's use and occupancy for Tenant's normal business purposes. Any such incomplete items shall, however, be diligently completed in a workmanlike manner.

         FF. Successor Landlord: As defined in Section 9.03.

         GG. Superior Mortgage: Any Mortgage to which this Lease is, at the time referred to, subject and subordinate.

         HH. Superior Mortgagee: The Mortgagee of a Superior Mortgage at the time referred to.

         II. Tenant's Fraction: The fraction, the numerator of which shall be the Floor Space of the Building and the denominator of which shall be the Floor Space of the buildings located within the Project from time to time. As used herein, a building shall be deemed to be located within the Project when the core and shell of such building has been substantially completed and a Certificate of Occupancy has been issued for occupancy of at least one-third (1/3) of the Floor Space thereof.

         JJ. Tenant's Property: As defined in Section 16.02.

         KK. Tenant's Work: The facilities, materials and work which may be undertaken by or for the account of Tenant (other than the Landlord's Work) to complete, equip, decorate and furnish the Demised Premises for Tenant's occupancy.

         LL. Term: The period commencing on the Commencement Date and ending at 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the date when this Lease is earlier terminated.

         MM. Unavoidable Delays: A delay arising from or as a result of (i) a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, or an act of the other party (or with respect to the performance by Landlord of Landlord's Work or Tenant's Work, any delay caused by Tenant, or its contractors, including but not limited to failure to provide approved plans or drawings and changes in such work requested or made by Tenant) or any other cause beyond the reasonable control of that party, (ii) any unforeseeable subsurface condition at the Demised Premises which shall prevent or require a redesign or change in the construction of, or affect the completion schedule thereof, or (iii) the failure of any subcontractor or supplier to furnish labor, services, materials or equipment on the dates agreed to if such failure is caused by an Unavoidable Delay and Landlord is not reasonably able to obtain substitute labor, services, materials or equipment on the agreed upon dates, provided that the party asserting any such Unavoidable Delay has exercised its best efforts to minimize such delay.

                          ARTICLE 2 - DEMISE AND TERM

         2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term. Subject to (a) easements hereafter created by Landlord under and along all lot lines of the Land for sewer, water, electric, gas and other utility lines and services hereafter installed, provided such easements do not materially interfere with the construction or operation of the Building, Parking Garage or other improvements shown on the site plan attached hereto as Exhibit B, and (b) such items as are shown on Exhibit E (herein referred to as the "Permitted Exceptions"); provided, however, Landlord represents covenants and warrants to Tenant that the Demised Premises may be used and occupied for the purposes set forth herein; and that the foregoing shall not materially interfere with Tenant's use and quiet enjoyment of the Demised Premises. Promptly following the Commencement Date, the parties hereto shall enter into an agreement in form and substance satisfactory to Landlord and Tenant setting forth the Commencement Date.

         2.02. Tenant shall have an option to extend the Term from the date upon which this Lease would otherwise expire for a period of five (5) years (the "First Extended Period") and thereafter for two successive periods of five
(5) years each (the "Second Extended Period" and the "Third Extended Period") respectively, each such period being referred to as an "Extended Period". If Tenant elects to exercise its option to extend the Term it shall give notice (the "Option Notice") of such election to Landlord on or before the date which, with respect to the First Extended Period, is twelve (12) months before the beginning of the First Extended Period and with respect to the Second Extended Period and the Third Extended Period is eighteen (18) months before the beginning of such Extended Period. Tenant agrees that it shall have forever waived its right to exercise any such option if it shall fail for any reason whatsoever to give the Option Notice to Landlord by the time provided for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such option. If Tenant gives the Option Notice as above provided and (with respect to the Second Extended Period and Third Extended Period) the Tenant also gives the Extension Notice (provided, however, that no Extension Notice will be required for the First Extended Period) as hereinafter provided, the Term shall be automatically extended for the Extended Period covered by the option so exercised without execution of an extension or renewal lease. Within ten (10) days after request of either party after the effective exercise of any such option, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such option was effectively exercised. The Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of such Extended Period, except that Tenant shall have no right or option to extend the Term for any period of time beyond the expiration of the Third Extended Period, and except that in the First, Second and Third Extended Periods the Fixed Rent shall be adjusted as provided in this paragraph. Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period not yet exercised. Landlord shall have the right, by notice to Tenant within thirty (30) days after receipt of notice of Tenant's election to exercise any option to extend the Term, to reject Tenant's election if Tenant gave such notice during the continuance of an event of default beyond any applicable grace or cure period and such rejection shall automatically render Tenant's election to exercise such option null and void and of no effect. Such options to extend the Term may not be severed from this Lease or separately sold, assigned or otherwise transferred. The Fixed Rent during the First Extended Period shall be at $25.00 per square foot of Floor Space. The Fixed Rent during the Second Extended Period and the Third Extended Period each shall be at 95% of then current Fair Market Rental Value as of the commencement of each Extended Period, determined without inclusion of Tenant's Work performed at Tenant's expense. Fair Market Rental Value shall be determined by mutual agreement of the parties. If the parties are unable to agree on the Fair Market Rental Value within sixty (60) days of exercise of the option, the parties shall, within seventy five (75) days of the date of giving of the Option Notice, choose a licensed Real Estate Appraiser who shall determine the Fair Market Rental Value. The cost of said Real Estate Appraiser shall be borne equally by the parties. If the parties are unable to agree on a licensed Real Estate Appraiser within seventy five (75) days of the giving of the Option Notice, each party shall, within ninety (90) days of giving of the Option Notice, select one Appraiser to appraise the Fair Market Rental Value. Said appraisals shall be rendered within thirty (30) days of selection. If the difference between the two appraisals is 20% or less of the lower appraisal then the Fair Market Rental Value shall be the average of the two appraisals. If the difference between the two appraisals is greater than 20% of the lower appraisal, the two Appraisers shall select a third licensed Real Estate Appraiser to appraise the Fair Market Rental Value. The third appraisal shall be rendered within twenty (20) days. The Fair Market Rental Value shall in such case be the average of the two closest appraisals. Except as hereinafter provided, the cost of the third appraisal shall be borne equally by the parties. Fair Market Rental Value shall be the appraised Fair Market Rent Value of the Demised Premises for general office use (being the initial use of the Demised Premises by Tenant), or if Tenant uses same for a higher and better use, at such higher and better use. With respect to the Second Extended Period and Third Extended Period, Tenant shall give Landlord written notice of its election to extend the Term (the "Extension Notice") within thirty (30) days of determination of Fair Market Rental Value as herein provided. If Tenant fails to give the Extension Notice within said thirty (30) day period, time being of the essence as to the exercise of the option to extend and the giving of said notice, Tenant agrees that it shall have forever waived its right to extend the Term. Anything to the contrary contained herein notwithstanding, the Fixed Rent for any Extended Period shall in no event be less than the Fixed Rent during the preceding period. If after determination of Fair Market Rental Value, Tenant elects not to extend the Term or if Tenant fails to give the Extension Notice within the time provided, Tenant shall pay the cost of all appraisals.

                  ARTICLE 3 - PREPARATION OF DEMISED PREMISES

         3.01. Landlord shall construct the Building, the Parking Garage and appurtenant on and off site improvements, including landscaping, consisting of approximately 300,000 square feet, with parking for a total of not less than 850 cars, on the Land in accordance with the Plans (as hereinafter defined) and in a good and workmanlike manner. The plans and the final plans for Landlord's Work shall be prepared as more particularly provided on the Schedule attached hereto as Exhibit F (the "Plans" and the "Final Plans"). Once the Final Plans sufficient for commencement and construction of Landlord's Work have been approved by Tenant, if Landlord prepares same, or by Landlord, if Tenant prepares same, Landlord shall then make the submission to the governmental authority which is necessary to obtain a Building Permit (as hereinafter defined). If after approval of the Plans the Landlord and Tenant are unable to agree upon the Final Plans, or if there is a dispute as to the method or manner of constructing Landlord's Work, such dispute shall be resolved in accordance with the dispute resolution procedure included within Exhibit F. The standard for such dispute resolution shall be (i) whether such Final Plans are consistent with fulfillment of the Plans, or (ii) contemplate work which is not in accordance with sound architectural or engineering practices. Landlord shall proceed to obtain any and all approvals, authorizations and permits required by law for issuance of a permit to commence construction (the "Building Permit"). Landlord shall diligently prosecute the construction of Landlord's Work in accordance with this paragraph.

         3.02. If the Substantial Completion of the Landlord's Work shall be delayed due to Unavoidable Delays to Landlord caused by Tenant then the Demised Premises shall be deemed Substantially Complete on the date when they would have been ready but for such delay(s). Landlord shall promptly notify Tenant in writing of any Unavoidable Delay pursuant to the preceding sentence. In the event Landlord fails to notify Tenant in writing of an Unavoidable Delay as herein provided by the date which is ten (10) business days after the Landlord becomes aware of such Unavoidable Delay, Landlord shall be deemed to have waived forever the right to claim an excuse from late performance for such Unavoidable Delay for the period of time between the occurrence of such Unavoidable Delay and the date of giving notice thereof to

Tenant. The Demised Premises shall be presumed to be in satisfactory condition on the Commencement Date except for the items of which Tenant gives Landlord notice within one (1) year after the Commencement Date specifying such details with reasonable particularity. In the event Tenant does not select Landlord to perform Tenant's Work and Landlord does not Substantially Complete Landlord's Work by the date which is twelve (12) months from the Approval Date subject, however, to extension for Unavoidable Delays, the Fixed Rent Commencement Date shall be postponed by one day for each day by which Substantial Completion of Landlord's Work exceeds said twelve (12) months. In the event Landlord performs Tenant's Work and Landlord does not Substantially Complete Landlord's Work and Tenant's Work by the date which is seventeen (17) months from the Approval Date, the Fixed Rent Commencement Date shall be postponed by one day for each day by which Substantial Completion of Landlord's Work and Tenant's Work exceeds said seventeen (17) months. If (a) Landlord is not selected to perform Tenant's Work and Landlord does not Substantially Complete Landlord's Work by July 1, 1990, inclusive of extensions for Unavoidable Delays, or (b) Landlord is selected to perform Tenant's Work and Landlord does not Substantially Complete Landlord's Work and Tenant's Work by December 1, 1990, inclusive of extensions for Unavoidable Delays, Tenant shall have the right to terminate this Lease upon ten (10) days prior written notice given no sooner than the end of the applicable period, unless Landlord Substantially Completes such work within ten (10) days after receipt of such notice from Tenant. If Tenant does not elect to terminate this Lease for failure of Landlord to Substantially Complete the work Landlord is required to perform by the date required for such performance, Landlord shall have the right to terminate this Lease upon written notice to Tenant if Landlord, other than as the result of willful default, does not Substantially Complete the work which Landlord is required to perform hereunder by the date which is twelve (12) months after the last day for performance by Landlord without postponement of the Fixed Rent Commencement Date as provided above. Termination of this Lease by Tenant or Landlord pursuant to this Section 3.02 shall not relieve Landlord from any liability for failure to perform and Tenant may pursue all remedies provided by law.

         3.03. Landlord shall provide Tenant with written notice of the occurrence of the Approval Date within ten (10) days of the date that Landlord learns that the Approval Date has occurred. Tenant shall submit to Landlord final plans and specifications for Tenant's Work, by the date which is six (6) months after the Approval Date. Tenant may, either request bids for Tenant's Work from third party contractors or agree with Landlord to have Landlord perform Tenant's Work at Tenant's sole cost and expense, upon terms to be mutually agreed upon by Landlord and Tenant. Landlord shall notify Tenant of the amount it would charge for Tenant's Work within thirty (30) days of receipt of final plans and specifications for Tenant's Work. If

Landlord is selected to perform Tenant's Work, Landlord shall diligently prosecute the construction of Tenant's Work in accordance with this Article and pursuant to a separate construction contract with Tenant. Tenant shall notify Landlord of its election within thirty (30) days of the date Landlord notifies Tenant of the amount for which Landlord would agree to perform Tenant's Work.

         3.04. Tenant shall have the right, at its sole cost and expense, to have a construction consultant on site to witness the performance of Landlord's Work and Tenant's Work, if performed by Landlord, provided, however, that such consultant shall not unreasonably interfere with or delay the performance of Landlord's Work or Tenant's Work. Tenant shall have the right to attend or have its consultant attend weekly job meetings during construction. Landlord will prepare and furnish Tenant with minutes of said job meetings.

         3.05. In the event that the Approval Date does not occur by the date which is six (6) months from the date of this Lease, Tenant shall have the right upon thirty (30) days prior written notice given no earlier than the date which is six (6) months from the date of this Lease to terminate this Lease, unless the Approval Date occurs within said thirty (30) days. Landlord and Tenant agree that the site plan annexed hereto as Exhibit B shall be the basic concept plan for Landlord's application for site plan approval required for the Approval Date.

         3.06. Landlord shall, based upon the plan annexed hereto as Exhibit B, promptly apply for and diligently pursue the obtaining of site plan approval required for the Approval Date to occur.

                      ARTICLE 4 - USE OF DEMISED PREMISES

         4.01. Tenant shall use and occupy the Demised Premises for the Permitted Uses, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purpose.

         4.02. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises and the use of the Parking Garage or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which (a) violates the Certificate of Occupancy for the Demised Premises; (b) causes or is liable to cause injury to the Demised Premises or any equipment, facilities or systems therein; or (c) constitutes a violation of the Legal Requirements or Insurance requirements.

                                ARTICLE 5 - RENT

         5.01. Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term from and after the Fixed Rent Commencement Date. If the Fixed Rent Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month at the commencement (or if the Lease is terminated other than on the last day of the month, except as the result of a default by Tenant) of the Term shall be prorated.

         5.02. The Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or Landlord's agent, as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due, and in the case of Fixed Rent, without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. If Tenant makes any payment to Landlord by check, same shall be by check of Tenant and Landlord shall not be required to accept the check of any other Person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when required under this Lease.

         5.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

         5.04. If Tenant is in arrears in payment of Fixed Rent, Tenant waives Tenant's right, if any, to designate the times to which any payments made by Tenant are to be credited and, in such event, Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

         5.05. Any payment of Fixed Rent due Landlord under this Lease which is not paid on or before the date such payment is due and any payment of any Additional Charge due to Landlord which is not paid within twenty (20) days after the date such payment is due, shall, from the due date, until such payment is received by Landlord, bear interest at the prime rate of Chemical Bank of New York plus one percent (1%) per annum (the "Late Payment Rate"), but in no event, in excess of the maximum permissible interest rate then in effect in the State of New Jersey. No failure by Landlord to insist upon the strict performance by Tenant to pay the Late Payment Rate shall constitute a waiver by Landlord of its right to enforce the provisions of this subsection.

         5.06. It is intended that the Fixed Rent provided for in Section 5.01. above shall be an absolutely net return to Landlord throughout the Term, free of any expense, charge or other deduction whatsoever, with respect to the Demised Premises and/or the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation thereof, or any portion thereof, with respect to any interest of Landlord therein, except only as otherwise expressly provided in this Lease.

                 ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS

         6.01. Commencing on the Fixed Rent Commencement Date, and continuing throughout the Term, Tenant shall pay the Real Estate Taxes in respect of the Building and the Land and the Parking Garage. If a separate tax bill is obtained for the Demised Premises, Tenant shall pay the amount of the Real Estate Taxes directly to the taxing authorities when due. Tenant shall provide Landlord with a certified, true copy of its receipt for payment of such taxes promptly following receipt thereof from the taxing authorities. If, however, the tax bill covering the Demised Premises covers real property other than the Demised Premises, Tenant's proportionate share of the Real Estate Taxes shall be determined by apportioning the Real Estate Taxes attributable to buildings and improvements, pursuant to such bill, by multiplying said Taxes by a fraction, the numerator of which shall be the Floor Space of the Building, and the denominator of which shall be the Floor Space of all buildings (excluding parking structures) covered by said bill (provided, however, that the Real Estate Taxes apportioned among such buildings and the Building and the Parking Garage shall be equitably apportioned based upon the assessed value of such buildings and the Building and the Parking Garage and if the assessed value is not stated, based upon equitable considerations which shall include the assessor's notes, if available), and by calculating Tenant's proportionate share of the Land portion of such tax bill by multiplying the Land portion of said bill by a fraction, the numerator of which shall be the acreage of the Land included within the Demised Premises, and the denominator of which shall be the acreage of all land covered by such bill. In such case, Landlord shall estimate the amount of the Real Estate Taxes (which estimate may be reasonably changed by Landlord at any time and from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. Tenant shall also pay to Landlord on demand, from time to time, the amount which, together with said monthly installments, would be sufficient to pay any Real Estate Taxes fifteen (15) days prior to the date when such Real Estate Taxes shall first become due. Tenant shall have the right (but not the obligation), in good faith, to institute and prosecute legal proceedings with respect to the taxing authorities, to contest the Real Estate Taxes with respect to the Land and the Building and the Parking Garage. In the event of the institution of such proceedings, such proceedings shall be at Tenant's sole cost and expense and Tenant shall indemnify and hold Landlord harmless with respect thereto. Landlord shall cooperate fully with Tenant in connection with any such proceedings. If the Real Estate Taxes with respect to the Demised Premises are paid by Tenant through payments to Landlord as above provided, Landlord shall cause such Real Estate Taxes to be paid on or before the last date that same may be paid without interest or penalty and Landlord shall provide Tenant with evidence of such payment within thirty (30) days of the making of such payment by Landlord. When the amount of any item comprising Real Estate Taxes is finally determined, Land lord shall submit to Tenant a statement in reasonable detail of the same, and the figures used for computing the same, and if such is more or less than the amount theretofore paid by Tenant for such item based on Landlord's estimate, Tenant shall pay to the Landlord the deficiency, or Landlord shall refund to Tenant the excess, within twenty (20) days of submission of such statement. The above computations shall be made by Landlord in accordance with generally accepted accounting principles, and the Floor Space referred to will be based upon the average of the Floor Space subject to the assessment on the first day of each month during the period in question. In the event any special assessment may be lawfully paid in installments, Tenant shall have the right to pay for same over the longest period of installments permitted and in such event, Tenant shall not be required to pay any installments coming due after the Expiration Date of this Lease.

         6.02. Real Estate Taxes, whether or not a lien upon the Demised Premises shall be apportioned between Landlord and Tenant at the beginning and end of the Term; it being intended that Tenant shall pay only that portion of the Real Estate Taxes as is allocable to the Demised Premises for the Term.

         6.03. Commencing on the Fixed Rent Commencement Date and continuing throughout the Term, Tenant shall pay to Landlord, as hereinafter provided, Tenant's proportionate share of the Operating Expenses. Tenant's proportionate share shall be the Operating

Expenses for the period in question, multiplied by Tenant's Fraction. Landlord shall estimate Tenant's Fraction (which estimate may be reasonably changed by Landlord, from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. If, at any time, Landlord changes its estimate of the Operating Expenses for the then current Calendar Year or partial Calendar Year, Landlord shall give notice to Tenant of such change and within thirty (30) days after receipt of such notice, Landlord and Tenant shall adjust for any overpayment or underpayment during the prior months of the then current Calendar Year or partial Calendar Year. After the end of each Calendar Year, including any partial Calendar Year, at the beginning of the Term, and after the end of the Term, Landlord shall submit to Tenant a statement in reasonable detail of the Operating Expenses for such Calendar Year, or partial Calendar Year, in the event the Term shall begin on a date other than a January 1st and/or end on the date other than (a) December 31st, as the case may be, and stating the Operating Expenses for the period in question and the figures used for computing such, and if such so stated for such period, is more or less than the amount paid for such period, Tenant shall pay to Landlord the deficiency, or Landlord shall refund to Tenant the excess, within twenty (20) days after submission of such statement. Tenant shall have the right, but not more than once annually or in the event of a good faith material dispute by Tenant with regard to the correctness of statements issued by Landlord pursuant to Section 6.01 or 6.03 hereof, upon reasonable written notice, during business hours, to inspect Landlord's records kept with respect to the calculation of Operating Expenses or Real Estate Taxes. All computations shall be made in accordance with generally accepted accounting principles, and the Floor Space referred to will be based upon the average of the Floor Space in existence on the first day of each month during the period in question.

         6.04. Each such statement given by Landlord pursuant to Section 6.01 or Section 6.03 shall be conclusive and binding upon Tenant unless within sixty
(60) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute is not settled by agreement, either party may submit the dispute to arbitration as provided in Article 35. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within twenty (20) days after receipt of such statement, pay the Additional Charges in accordance with Landlord's statement, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment resulting from compliance with Landlord's statement.

         6.05. Tenant shall pay and discharge all expenses of operating the Demised Premises.

                            ARTICLE 7 - COMMON AREAS

         7.01. Landlord will operate, manage, equip, light, repair and maintain (including, but not limited to snow plowing and ice removal), or cause to be operated, managed, equipped, lighted, repaired and maintained, the Common Areas for their intended purposes in good order and condition. Landlord reserves the right, at any time and from time to time, to construct within the Common Areas kiosks, fountains, aquariums, planters, pools and sculptures, and to install vending machines, telephone booths, benches and the like, provided same shall not unreasonably block or interfere with Tenant's means of ingress or egress to and from the Demised Premises.

         7.02. Tenant and its subtenants and concessionaires, and their respective officers, employees, agents, customers and invitees, shall have the non-exclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such right, to use the Common Areas. Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the Common Areas when in Landlord's reasonable judgment any such closing is necessary or desirable (a) to make repairs or changes or to effect construction within the Project, (b) to prevent the acquisition of public rights in such areas, (c) to discourage unauthorized parking, or (d) to protect or preserve natural persons or property, provided, however, that Landlord shall not deprive Tenant of access to the Demised Premises over roadways within the Common Areas necessary for access to the Demised Premises, except for temporary closings in bona fide cases of emergency. Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable to improve or maintain same.

                       ARTICLE 8 - INTENTIONALLY DELETED

                           ARTICLE 9 - SUBORDINATION

         9.01. Provided that a Superior Mortgagee shall execute and deliver to Tenant an agreement, in recordable form, substantially in the form attached hereto and made a part hereof as Exhibit "G", to the effect that, provided no event of default has occurred and is continuing hereunder beyond any applicable grace or cure period, such Superior Mortgagee will not name or join Tenant as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to such Superior Mortgagee under its Superior Mortgage, and to the further effect that if there shall be a foreclosure of its Superior Mortgage, that the Superior Mortgagee will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder (such agreement being hereinafter called a "Non-Disturbance Agreement"), this Lease shall be subject and subordinate to such Superior Mortgage in respect of which a Non-Disturbance Agreement shall have been delivered, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements of such Superior Mortgage or any substitutions therefor, and advances made thereunder. Tenant shall, within thirty (30) days of Landlord's request, execute and deliver to Landlord, a Non-Disturbance Agreement substantially in the form annexed hereto as Exhibit G or its substantial equivalent.

         9.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until and unless (a) it has given written notice of such act or omission to Landlord and each Superior Mortgagee whose name and address shall previously have been furnished to Tenant, and (b) such act or omission shall not have been remedied within thirty (30) days following the giving of such notice and following the time when such Superior Mortgagee shall have become entitled under such Superior Mortgage to remedy the same (or such longer period as may be reasonably required if such condition is not susceptible to remedy within such thirty (30) day period provided such Superior Mortgagee within a reasonable time commences and diligently pursues such remedy to completion, which reasonable period shall in no event be less tan the period to which the Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy).

         9.03. If any Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed ("Successor Landlord"), Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. This Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; or (c) be bound by any previous modifications of this Lease or by any previous prepayment or more than one month's Fixed Rent or Additional Charges, unless such modifications or prepayment shall have been expressly approved in writing by the Mortgagee of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

                          ARTICLE 10 - QUIET ENJOYMENT

         10.01. So long as Tenant pays all of the Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease.

               ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING

         11.01. Provided Tenant is not in default of this Lease beyond any applicable grace or cure periods, Tenant shall have the right, upon prior written notice to Landlord, to assign this Lease or sublet this Demised Premises, provided any such default is cured within such applicable grace or cure period. Such notice shall contain the name of the proposed assignee or subtenant and the terms of the proposed assignment or sublease. With respect to any such assignment or subletting other than to an Affiliate of Tenant, Landlord shall have the right of first refusal to take such assignment or sublease on the same terms and conditions as the proposed sublease or assignment. Landlord shall notify Tenant of Landlord's election to enter into such assignment or sublease within fifteen (15) business days of receipt of Tenant's notice. If Landlord does not respond within said time period, Landlord shall be deemed to have waived its right of first refusal with respect to the proposed assignment or sublease. Any such election or waiver shall not be deemed to be an election or waiver with respect to further assignments or subleases.

         11.02. Intentionally deleted.

         11.03. If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 11.01, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall be construed as including also licensees and others claiming under or through Tenant, immediately or remotely.

         11.04. Any permitted assignment shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in a form and substance reasonably satisfactory to Landlord whereby the assignee shall assume Tenant's obligations under this Lease and whereby the assignee shall agree that all of the provisions in this
Article 11 shall, notwithstanding such assignment, continue to be binding upon it in respect to all future assignments. Notwithstanding any assignment or subletting, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee or any other party, the original Tenant and any other person(s) who at any time was or were Tenant shall remain fully liable for the payment of the Rent and for Tenant's other obligations under this Lease.

         11.05. The liability of the original Tenant and any other Person who was responsible for Tenant's obligations under this Lease shall not be discharged, by any agreement made by Landlord extending the time of performance of, or any waiver or failure of Landlord to enforce, any of this Lease.

         11.06. Without limiting any of the provisions of Article 25, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant assigns this Lease, such assignee shall deposit with Landlord, for adequate assurance of future performance by an assignee expressly permitted under such Code, cash security in an amount equal to the sum of one (1) year's Fixed Rent plus an amount equal to the Additional Charges for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease.

                       ARTICLE 12 - COMPLIANCE WITH LAWS

         12.01. From and after the date of Substantial Completion, Tenant shall comply with all Legal Requirements in respect of the use and occupation of the Demised Premises, or the abatement of any nuisance in or on the Demised Premises caused or suffered by Tenant and Tenant shall pay all the cost, expenses, fines, penalties and damages which may be imposed upon Landlord by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section 12.01. Tenant shall also comply with all Legal Requirements with respect to its activities at or in connection with the Demised Premises, if any, prior to the date of Substantial Completion. However, Tenant need not comply with any such Legal Requirement so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 12.02. Landlord shall comply with all Legal Requirements in connection with the performance by Landlord of Landlord's Work and (if Landlord performs Tenant's Work) Tenant's Work.

         12.02. Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to civil or criminal penalty or to prosecution for a crime, and neither the Demised Premises nor any part thereof shall be subject to being condemned by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord either (i) the bond of a surety company satisfactory to Landlord, which bond shall be, as to its provisions and form, satisfactory to Landlord, and shall be in an amount at least equal to 125% of the cost of such compliance (as estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and expenses), resulting from or incurred in connection with such contest or non-compliance, or (ii) other security in place of such bond satisfactory to Landlord; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Mortgage, or if any such Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken an Tenant shall keep Landlord advised as to the status of such proceedings. The provision of subsection (b) of the preceding sentence shall not apply during such time as United Jersey Banks remains liable for Tenant's obligations under this Lease. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.

                             ARTICLE 13 - INSURANCE

         13.01. From and after the Commencement Date, Tenant shall maintain or cause to be maintained All Risk insurance in respect of the Building, the Parking Garage and other improvements on the Land normally covered by such insurance for the benefit of Landlord and Tenant and any Superior Mortgagees as their interests may appear. The

All Risk insurance will be in the amounts not less than the full insurable value of the Building (including Tenant's Work) and the Parking Garage and sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies. Tenant may insure under a blanket policy with stated amounts applicable to the Demised Premises or providing for insurance per occurrence at least equal to the full insurable value of the Building (including Tenant's Work). Tenant shall also maintain any other forms and types of insurance which Landlord shall deem reasonable in respect to the Building, the Parking Garage and Land and which are customarily maintained for buildings of the character and location of the Demised Premises. Said policies may provide for reasonable deductibles. Tenant shall self insure, defend, indemnify and hold Landlord harmless with respect to any loss covered by or within such deductibles.

         13.02. Tenant shall maintain the following insurance: (a) comprehensive general public liability insurance in respect of the Demised Premises and the conduct and operation of business therein, with Landlord as an additional named insured, and at Landlord's request with any Superior Mortgagees as additional named insured(s), with limits of not less than Ten Million and 00/100 Dollars ($10,000,000) for bodily injury or death to any one person and Ten Million and 00/100 Dollars ($10,000,000) for bodily injury or death to any number of persons in any one occurrence, and Five Hundred Thousand and 00/100 Dollars ($500,000) for property damage, including water damage and sprinkler leakage legal liability, and (b) rent insurance including a rent insurance endorsement with proceeds payable to Landlord and any Superior Mortgagee, written on "All Risk" forms naming Landlord as an additional insured in an amount sufficient to cover the effect of the co-insurance provisions of the applicable policy or policies, but in no event less than an amount sufficient to cover in full Tenant's obligations for Fixed Rent then payable for a period of one (1) year, and the estimated amount, in the reasonable judgment of Landlord, of Additional Charges to be paid by Tenant hereunder for a period of one year; and (d) any other insurance reasonably required for compliance with the Insurance Requirements. Tenant shall deliver to Landlord and any additional named insured(s) certificates for fully paid-for policies required pursuant to this Article 13 at least ten (10) days before the Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates therefor before the expiration of any existing policy. All policies required pursuant to this
Article 13 shall be issued by companies of recognized responsibility licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be cancelled unless Landlord and any additional insured(s) are given at least twenty (20) days' prior written notice of such cancellation. Tenant shall be responsible and shall indemnify Landlord for all loss, damage, cost, liability or expense incurred as the result of the cancellation, termination or lapse of any policy of insurance required to be maintained by Tenant pursuant to this Lease.

         13.03. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant's business in any manner objectionable to any insurance company or companies whereby the fire insurance or any other insurance then in effect in respect to the Land and Building and the Parking Garage or any part thereof shall become void or suspended. In case of a breach of the provisions of this Section 13.03, in addition to all other rights and remedies of Landlord hereunder, Tenant shall indemnify Landlord and hold Landlord harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant.

                             ARTICLE 14 - INDEMNITY

         14.01. From and after the Commencement Date, except as provided in
Article 38 hereof, Tenant shall indemnify and hold harmless Landlord and its partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; and (b) any accident, injury or damage whatever (unless caused solely by Landlord's negligence) occurring in the Demised Premises together with all costs, expenses and liabilities incurred or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonably attorneys' fees and expenses. In case any action or proceeding is brought against Landlord and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceedings.

         14.02. Landlord shall indemnify and hold harmless Tenant and its partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) any act, omission or negligence of Landlord or any of its tenants, subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors, in connection with the conduct or management of the Common Areas or of any business or activity therein, or any work or thing whatsoever done, or any condition created or existing, and (b) any accident, injury or damage whatsoever (unless caused solely by

Tenant's negligence) occurring in the Common Areas together with all costs, expenses and liabilities incurred or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys' fees and expenses. In case any action or proceeding is brought against Tenant and/or its or their partners, joint ventures, directors, officers, agents and/or employees by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding.

         14.03. Neither Landlord nor Tenant shall be liable to the other or responsible for, and Landlord and Tenant hereby release each other from, all liability and responsibility to any person claiming by, through or under Tenant or Landlord, by way of subrogation, for any injury, loss or damage to any person or property (including, but not limited to fire or other casualty) in or around the Demised Premises or to each party's business irrespective of the cause of such injury, loss or damage, and each party shall require its insurers to include in all insurance policies which could give rise to a right of subrogation against each party a clause or endorsement whereby the insurer waives any rights of subrogation or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

                       ARTICLE 15 - ALTERATIONS AND SIGNS

         15.01. Except as expressly provided in Article 34 hereof, Tenant shall not make any structural alterations or additions to the Demised Premises which would affect the structural integrity of the Building or the Parking Garage or change the exterior color or architectural treatment of the Building or the Parking Garage or which would otherwise impair the value of the Building or the Parking Garage without on each occasion first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, it being acknowledged that Landlord's consent shall not be required for any other alterations or additions. Tenant shall submit to Landlord plans and specifications for such work at the time Landlord's consent is sought. Tenant shall pay to Landlord upon demand the reasonable cost and expense of Landlord for any action of Landlord in (a) reviewing said plans and specifications and (b) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements including without limitation, the fees of any architect or engineer employed by Landlord for such purpose. Before proceeding with any permitted alteration which will cost more than $750,000 (exclusive of the costs of decorating work and items constituting Tenant's Property), as estimated by a reputable contractor designated by Landlord, Tenant shall obtain and deliver to

Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New Jersey), each in an amount equal to 125% of such estimated cost and in form satisfactory to Landlord, or (ii) such other security as shall be reasonably satisfactory to Landlord. Notwithstanding anything herein to the contrary, the provisions of the immediately preceding sentence shall not apply during such time as United Jersey Banks remains liable for Tenant's obligations under this Lease. Any review or approval by Landlord of any plans and/or specifications with respect to any such alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant in respect to the adequacy, correctness or efficiency thereof or otherwise.

         15.02. Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance therewith all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations of the Building and the Parking Garage as the case may be. Alterations shall be performed by contractors first approved by Landlord, which approval shall not be unreasonably withheld or delayed. Alterations shall be made in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Common Areas; and if any such additional expense shall be incurred by Landlord as a result of Tenant's making of any alterations, Tenant shall pay any such additional expense upon demand. If Alterations are performed by Tenant's contractor and throughout the making of alterations by Tenant, Tenant shall carry, or cause to be carried, worker's compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, or the Parking Garage, as the case may be, under which Landlord and its managing agent whose name and address shall previously have been furnished to Tenant shall be named as parties uninsured, in such limits as landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of alterations and, on request, at reasonable intervals thereafter during the making of alterations. If Landlord performs Alterations for Tenant, Landlord shall carry or cause its subcontractors to carry such insurance, however, the cost and expense of such insurance coverage may be charged to Tenant.

         15.03. Tenant shall not place any signs on the roof, exterior walls or grounds of the Demised Premises without first obtaining Landlord's written consent thereto. Subject to compliance by Tenant with all applicable Legal Requirements, Landlord shall not unreasonably withhold or delay its consent to the installation by Tenant of one or more signs identifying Tenant on the exterior face of the top of the Building and/or on the grounds of the Demised Premises.

                 ARTICLE 16 - LANDLORD'S AND TENANT'S PROPERTY

         16.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02.

         16.02. All movable partitions, business and trade fixtures, machinery and equipment, data processing equipment, item processing equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Demised Premises and all furniture, furnishings, and other movable personal property owned by Tenant and located in the Demised Premises (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or the Common Areas resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered as the Tenant's Property and shall be deemed the property of Landlord.

         16.03. At or before the Expiration Date or the date of any earlier termination of this Lease, or within thirty (30) days after such an earlier termination date, Tenant shall remove from the Demised Premises all of the Tenant's Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord if not removed), and Tenant shall repair any damage to the Demised Premises and the Common Areas resulting from any installation and/or removal of the Tenant's Property. Any items of the Tenant's Property which shall remain in the Demised Premises after the Expiration Date or after a period of thirty (30) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by

Landlord, without accountability, in such manner as Landlord shall determine at Tenant's expense.

                      ARTICLE 17 - REPAIRS AND MAINTENANCE

         17.01. Tenant shall, throughout the Term, take good care of the Demised Premises, the fixtures and appurtenances therein, and shall not do, suffer, or permit any waste with respect thereto. Tenant shall keep and maintain all interior and exterior portions of the Demised Premises including without limitation all building equipment, windows, doors, loading bay doors and shelters, plumbing and electrical systems, heating, ventilating and air conditioning ("HVAC") systems in a clean and orderly condition. The phrase "keep and maintain" as used herein includes repairs, replacement and/or restoration as appropriate. Tenant shall not permit or suffer any over loading of the floors of the Demised Premises beyond the loads specified on the plans prepared pursuant to Exhibit F. Except as provided in Section 17.03, Tenant shall be responsible for all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Demised Premises (including the facilities and systems thereof). Tenant shall promptly replace all damaged or broken doors and glass in and about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall promptly make all repairs in or to the Demised Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Demised Premises shall be performed only by contractor(s) approved by Landlord, which approval shall not be unreasonably withheld or delayed.

         17.02. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant under this Lease, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's doing any repairs, maintenance, or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Demised Premises, provided Landlord shall exercise due diligence not to interfere with Tenant's use and enjoyment of the Demised Premises.

         17.03. Landlord shall make repairs required to cure defects in workmanship and materials furnished by Landlord with respect to the Demised Premises for the items and time periods hereinafter set forth: (a) during the first fifteen (15) years following the date of

Substantial Completion, Landlord shall make all repairs required to cure defects in workmanship or materials in the roof and roof deck, other than normal maintenance, which shall be Tenant's responsibility, of which Tenant gives written notice to Landlord within fifteen (15) years of the date of Substantial Completion, (b) during the first five (5) years following the date of Substantial Completion, Landlord shall make all repairs required to cure defects in the workmanship or materials of the mechanical systems of the Building installed by Landlord and any defects in the workmanship or materials of the alucobond panel exterior dry joint wall system, of which Tenant gives written notice to Landlord within five (5) years of the date of Substantial Completion; (c) during the first five (5) years following the date of Substantial Completion, Landlord shall make all repairs required to cure defects in workmanship or materials of the paving and underpaving located on the Demised Premises (including the paving on elevated levels of the Parking Garage), of which Tenant gives written notice to Landlord within five (5) years of the date of Substantial Completion; (d) during the Term of this Lease, Landlord shall make all repairs required to cure defects in workmanship or materials of the curtain wall of the Building, Building structure, Parking Garage structure, footings and foundations, of which Tenant gives written notice to Landlord within the Term of this Lease; (e) during the first year following the date of Substantial Completion, Landlord shall make all repairs required to cure defects in workmanship and materials for items other than enumerated in Sections (a) through (d) above, furnished by Landlord as part of Landlord's Work or Tenant's Work or otherwise, of which defects Tenant gives Landlord notice, in writing, within one (1) year of the date of Substantial Completion. Time shall be of the essence with respect to such notices. Landlord shall not be responsible for any repair or restoration of the aforementioned items after the time periods indicated nor for any items not specifically set forth in this section. If any of the repairs or restorations referred to in subsections (a) through (e) above are necessitated by any willful act or negligence of Tenant or its agents, licensees, employees, servants, representatives or contractors, Tenant agrees to make such repairs at its cost and expense. If any of the aforementioned repairs or restoration are necessitated by casualty or condemnation, such repairs or restoration shall be governed by the sections of this Lease regarding casualty and condemnation. Any replacement or restoration made pursuant to this section shall be of equivalent quality to the items replaced or restored. Landlord shall, upon request of Tenant on or subsequent to the date of Substantial Completion, assign to Tenant all assignable or transferable guarantees and warranties received by Landlord from its subcontractors or suppliers in connection with the performance of Landlord's Work or any Tenant's Work performed by Landlord. Landlord shall not be responsible nor shall it be obligated to make any repair of any work done in the Demised Premises or item installed in the Demised Premises by Tenant, subtenant, or their agents, licensees, employees, servants, representatives or contractors. Landlord shall not be responsible for, nor shall anything in this Lease be construed as obligating Landlord to repair, any design defect in the Building or the systems thereof or any installation to the extent that the design defect was included at the direction of Tenant. The obligations of Landlord pursuant to this Section 17.03 are personal obligations of Landlord and shall not be binding upon or obligations of any Mortgagee of the Demised Premises.

         17.04(a). In the event Tenant makes any capital improvements, repairs or replacements which are treated as capital items pursuant to generally accepted accounting principles to the roof, roof deck, mechanical systems of the Building, or paving on the Demised Premises including the paving on elevated levels of the Parking Garage (but not including the initial installation of Tenant's Work or any capital improvement, repair or replacement required as the result of Tenant's willful acts or negligence) (a "Capital Repair") which has a useful life longer than the remaining portion of the Term of the Lease, Tenant shall, subject to the provisions of Paragraph 17.04(b) hereof, be entitled to a credit from Landlord equal to the cost of such Capital Repair multiplied by a fraction the numerator of which is the number of years of useful life of such repair determined consistent with generally accepted accounting principles consistently applied less the number of years remaining in the Term and the denominator of which is the number of years of useful life of such repair. If Tenant exercises its option to extend the Term, said credit shall be recalculated based upon the number of years remaining in the Term, as extended. Landlord shall have the option of either paying Tenant for such credit upon completion of such Capital Repair by Tenant or paying same in equal annual installments over the remaining Term of the Lease, together with interest thereon at the prime rate of Chemical Bank, New York, New York, plus one percent (1%) per annum.

         17.04(b). Any Capital Repair which Tenant intends to make pursuant to
Section 17.04(a) hereof shall be subject to the prior written approval of Landlord with respect to the cost and necessity thereof for purposes of qualifying for the credit hereunder, which approval shall be granted if the Capital Repair is required to maintain the Demised Premises in the condition required by this Lease and the Capital Repair is of equivalent, but not better quality to the work originally done. In the event Tenant requests Landlord's approval of a Capital Repair for purposes of qualifying for a credit with respect to same, and Landlord does not approve same, or if the amount of the credit cannot be agreed upon by Landlord and Tenant, Tenant shall have the right to submit the dispute to arbitration in accordance with Article 35 of this Lease and proceed with the making of the Capital Repair at its own risk as to whether such credit will be received.

                      ARTICLE 18 - PUBLIC UTILITY CHARGES

         18.01. Tenant shall pay all charges for gas, water, sewer, electricity, heat or other utility or service supplied to the Demised Premises as measured by meters relating to Tenant's use, and the cost of repair, maintenance, replacement, and reading of any meters measuring Tenant's consumption thereof. Tenant expressly agrees that Landlord shall not be responsible for the failure of supply to Tenant of any of the aforesaid, or any other utility service. Landlord shall not be responsible for any public or private telephone service to be installed in the space, particularly conduit, if required.

         18.02. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises.

                 ARTICLE 19 - MECHANICS' LIENS AND OTHER LIENS

         19.01. Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord's interest or estate to any liability under any mechanic's or other lien law. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Land, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, service or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be cancelled and discharged of record by payment, bond or order of a court of competent jurisdiction within fifteen (15) days after notice by Landlord to Tenant. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Land, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, service or materials claimed to have been performed or furnished for or on behalf of Landlord, Landlord shall cause the same to be cancelled and discharged of record by payment, bond or order of a court of competent jurisdiction within fifteen (15) days after notice by Tenant to Landlord.

                     ARTICLE 20 - ACCESS, CHANGES AND NAME

         20.01. Landlord and its agents shall have the right, at reasonable times and upon reasonable notice, to enter and/or pass through the Demised Premises at any time or times (a) to examine the Demised Premises and to show then to actual and prospective Superior Mortgagees, or prospective purchasers of the Building, and (b) to make such repairs, alterations, additions and improvements in or to the

Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required to make. Landlord shall, in making such inspection or repairs, cooperate with Tenant in adhering to Tenant's reasonable security requirements. Tenant shall have the right to have a representative of Tenant accompany Landlord during such examination. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's obligations hereunder. All such inspections or repairs shall be conducted in such a manner to cause as little interference with Tenant's use and enjoyment of the Demised Premises as is reasonably practicable. During the period of eighteen (18) months prior to the Expiration Date, Landlord and its agents may exhibit the Demised Premises to prospective tenants.

         20.02. If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Common Areas, other than the Demised Premises, is temporarily or permanently closed or inoperable, the same shall not be deemed a constructive eviction and shall not result in any reduction or diminution of Tenant's obligations under this Lease.

         20.03. Tenant shall, subject to Landlord's approval, which shall not be unreasonably withheld or delayed, have the right to select the name of the Building.

                     ARTICLE 21 - NON-LIABILITY OF LANDLORD

         21.01. Subject to the provisions of the last sentence of Section 3.02 and to the provisions of Article 38 hereof, Tenant shall look solely to the estate and property of Landlord in and to the Demised Premises (or the proceeds received by Landlord on a sale or condemnation of such estate and property but not the proceeds of any permitted financing or refinancing) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas, and Tenant agrees that the liability of Landlord to Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common areas shall be limited to such estate and property of Landlord (or sale or refinancing proceeds) to the extent set forth above. Landlord shall not obtain mortgage financing or refinancing of the Demised Premises with an aggregate principal amount exceeding eighty percent (80%) of the fair market value of the Building (inclusive of Tenant's Work). No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise in connection with this Lease, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys subject to the provisions of the last sentence of Section 3.02. and Article 38. Tenant hereby waives the right of specific performance and any other remedy allowed in equity if specific performance or such other remedy could result in any personal liability of Landlord for the payment of money to Tenant, or to any court or governmental authority (by way of fines or otherwise) for Landlord's failure or refusal to observe a judicial decree or determination, or to any third party beyond Landlord's estate in and to the Demised Premises as above provided (subject to the provisions of Article 38 hereof or in the last sentence of Section 3.02 (Landlord's willful default in completing the Building)).

                       ARTICLE 22 - DAMAGE OR DESTRUCTION

         22.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 22 hereinafter provided), Landlord shall, at its cost and expense, repair the damage and restore and rebuild the Building and/or the Demised Premises to substantially the same conditions as existed prior to such damage or destruction. In the event that the insurance proceeds paid with respect to such repair, rebuilding or restoration are insufficient, as the result of the failure of Tenant to obtain or maintain such insurance as provided in this Lease, or as the result of any act or negligence of Tenant which makes such proceeds uncollectible by Landlord, Tenant shall, upon notice from Landlord, deposit with Landlord a sum sufficient to pay for the cost of same.

         22.02. [a] If (i) the Building shall be totally damaged or destroyed by fire or other casualty, or if the cost of repair or restoration thereof requires the expenditure, as estimated by a reputable independent contractor or architect designated by Landlord (the "Independent Contractor"), in its reasonable and good faith judgment, of more than fifty percent (50%) of the full insurable value of the Building immediately prior to the casualty, and
(ii) such damage or destruction cannot, in the reasonable and good faith judgment of the Independent Contractor, be restored within twelve (12) months from the date of such occurrence, this Lease may be terminated by Tenant under the provision set forth below. Landlord shall notify Tenant in writing of such determination within ten (10) days of the date of receipt of the Independent Contractor's determination and Tenant may, upon written notice given to the Landlord within forty-five (45) days of the date of Landlord's notice of the Independent Contractor's determination, elect to terminate this Lease. Landlord shall request in writing such determination from an Independent Contractor within ten (10) business days of the fire or other casualty, which determination shall be made by such Independent Contractor, in writing, within ten (10) days of the request for same. [b] If, during the last three (3) years of the Term, (i) the Building shall be totally damaged or destroyed by fire or other casualty, or (ii) the Building shall be so damaged or destroyed by fire or other casualty that its repair or restoration requires the expenditure, as estimated by a reputable Independent Contractor in its reasonable and good faith judgment, determined in the manner and within the period set forth above, of more than fifty percent [50%] of the full insurable value of the Building immediately prior to the casualty, then in either such case, either Landlord or Tenant may terminate this Lease by giving the other notice to such effect within the later of forty-five (45) days of receipt by Tenant of the Independent Contractor's determination, as provided above, or ninety (90) days after the date of the fire or other casualty. [c] If the Parking Garage is partially or totally damaged or destroyed by fire or other casualty and same cannot be restored to provide Tenant with a total of Seven Hundred (700) parking spaces on Demised Premises, Tenant may, upon written notice given to the Landlord within forty-five (45) days of such damage or destruction, terminate this Lease, provided, however, that Landlord shall have the right to nullify such termination by providing Tenant with alternate parking facilities reasonably acceptable to Tenant and in sufficient number to replace as many of the spaces lost pursuant to such damage or destruction so as to provide Tenant with 700 spaces in the aggregate. If the Parking Garage is damaged or destroyed, Landlord will use its best efforts to provide Tenant, at Landlord's sole expense, with restored or alternate parking which together with remaining parking on the Demised Premises totals 850 parking spaces. [d] In the event of any termination by Landlord or Tenant, under this Section 22.02. Landlord shall retain all insurance proceeds, except as provided in Section
22.07 hereof. [e] In the event Landlord elects to terminate the Lease pursuant to subsection 22.02.[b] hereof, Tenant shall have the right, within ten (10) days of receipt of Landlord's notice, to exercise one or more of any then remaining extension options pursuant to section 2.02 hereof, whereupon the Term shall be extended and Landlord's termination notice shall be null and void.

         22.03. Except as provided in Section 22.02., Tenant shall not be entitled to terminate this Lease as a result of damage or destruction, and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from, any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 22.

         22.04. Landlord will not carry insurance of any kind on the Tenant's Property, and, except as provided by law or by reason of Landlord's breach of any of its obligations hereunder, shall not be obligated to repair any damage or to replace the Tenant's Property.

         22.05. The provisions of this Article 22 shall be deemed an express agreement governing any case of damage or destruction of the Demised Premises and/or Building by fire or other casualty, and any law providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

         22.06. If all or part of the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable Floor Space of the Building bears to the Floor Space of the Building for a period from the casualty date to the date the Building shall be substantially repaired (nothing contained herein shall be construed as relieving any insurer of its obligation to pay rent insurance during the period covered under the applicable rent insurance coverage; provided, however, should Tenant reoccupy such portion of the Building during the period repair is taking place and prior to the date the Building is substantially repaired, Rent allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy.

         22.07. In the event this Lease is terminated pursuant to Section 22.02 hereof during the first fifteen (15) years of the initial Term, Tenant shall, subject to the rights of any Superior Mortgagee, be entitled to a share of the insurance proceeds payable with respect to the damage or destruction causing such termination equal to the unamortized value of Tenant's Work, performed at Tenant's expense.

                          ARTICLE 23 - EMINENT DOMAIN

         23.01. If the whole of the Building shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Building in lieu thereof, this Lease shall terminate as of the day possession shall be so taken by such authority. If twenty [20%] or less of the Floor Space of the Building shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than twenty [20%] of the Floor Space of the Building but less than the entire Building shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but Tenant shall have the right to terminate this Lease upon notice given to Landlord within 30 days after such taking possession. If so much of the parking facilities shall be so taken or conveyed that the number of parking spaces remaining on the Demised Premises shall be less than 700, Tenant may, by notice to Landlord, terminate this Lease as of the day possession shall be taken. Landlord shall have the right, but not the obligation, to nullify such termination by providing Tenant with alternate parking facilities reasonably acceptable to Tenant and in sufficient number to replace as many of the spaces lost pursuant to such taking so as to provide Tenant with 700 spaces in the aggregate. If this Lease shall continue in effect as to any portion of the Building not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining Floor Space of the Building. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent the net award or other compensation (after deducting all expenses in connection with obtaining same) paid to Landlord for the improvements taken or conveyed is made available to Landlord, make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit. Tenant shall make all alterations or replacements to the Tenant's Property and decorations in the Demised Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Demised Premised or otherwise, shall be divided between any Superior Mortgagee, Landlord and Tenant as hereinafter provided. All such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term shall be the property of and paid to Landlord, except that in the event of such taking during the first fifteen (15) years of the Term, Tenant shall, subject to the rights of any Superior Mortgagee, be entitled to a share of such award equal to the unamortized value of Tenant's Work, performed at Tenant's expense. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant's Property and for loss of business, good will, and depreciation or injury to and cost of removal of the Tenant's Property, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.

         23.02. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of the

Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date. All monies to be paid to Tenant as, or as part of, an award or payment for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be received, held and applied by the first Superior Mortgagee (or if there is no Superior Mortgagee, by Landlord as a trust fund) for payment of the Rent becoming due hereunder.

                             ARTICLE 24 - SURRENDER

         24.01. On the Expiration Date, or upon an earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this Lease.

         24.02. If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month to month at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be 1.25 times the Fixed Rent in effect during the last month of the Term.

         24.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

                     ARTICLE 25 - CONDITIONS OF LIMITATION

         25.01. This Lease is subject to the limitation that whenever Tenant
(a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States Code) or any similar order or decree under any federal or state law, now in existence, or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within 45 days after entry, or
(c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharge of his duties within 45 days of his appointment then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 27.

         25.02. This Lease is subject to the further limitations that: (a) if Tenant shall default in the payment of Fixed Rent and such default shall continue for five (5) days after notice or written invoice, or (b) if Tenant shall fail to pay any Additional Charges and such failure shall continue for twenty (20) days after notice or written invoice or (c) if Tenant shall, whether by action or inaction, fail to perform or discharge any of its obligations under this Lease (other than a default in the payment of Rent) and such failure shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a failure which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to prosecution for a crime or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice by Landlord, or (d) if any event shall occur or any contingency shall arise whereby this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, then Tenant shall be in default of this Lease and in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 27.

                       ARTICLE 26 - RE-ENTRY BY LANDLORD

         26.01. If Tenant shall fail to pay the Fixed Rent, and such failure shall continue for five (5) days after notice or written invoice, or if Tenant shall fail to pay any Additional Charges and such default shall continue for thirty (30) days after notice or written invoice, or if this Lease shall terminate as provided in Article 25, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter," as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of
Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

         26.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

         26.03. If this Lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as security or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 27 or pursuant to law.

                              ARTICLE 27 - DAMAGES

         27.01. If this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of
Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Charges to Landlord at the election of Landlord, either:

                 (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value (discounted at the prime rate of Chemical Bank, New York, New York) of the excess, if any, of (i) the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were the average monthly Additional Charges payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re- entry, as the case may be, and ending with the Expiration Date, over (ii) the aggregate fair market rental value of the Demised Premises for the same period; or

                 (b) sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision (b) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease, provided, however that Landlord shall use commercially reasonable efforts to relet the Demised Premises as provided in Section 27.05 hereof, and Landlord shall use commercially reasonable efforts to collect any Rent payable pursuant to such reletting.

         27.02. Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it has not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, the governing the proceedings in which, such damages are to be proved whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 27.01.

         27.03. In addition, if this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, Tenant covenants that: (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the

Expiration Date; (b) Tenant shall have performed prior to any such termination any obligation of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and (c) for the breach of any covenant of Tenant set forth above in this Section 27.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

         27.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Article 27, if any Fixed Rent is not paid within five (5) days after the due date, or if any other Rent or damages payable hereunder by Tenant to Landlord are not paid within ten (10) days after demand therefor, the same shall bear interest at the rate set forth in Section 5.5. hereof, from the due date thereof until paid, and the amounts of such interest shall be Additional Charges hereunder.

         27.05. In the event of Tenant's default under this Lease and Landlord's re-entry and recovery of possession of the Demised Premises, Landlord shall use commercially reasonable efforts to mitigate Landlord's damages by reletting of the Demised Premises. The net proceeds of any such reletting received by Landlord shall be credited against Tenant's then-outstanding obligations under this Lease. As used herein, "net proceeds" shall mean the full amount of rent and other similar charges paid to Landlord by all succeeding tenants of all or any portion of the Demised Premises less the Landlord's actual expenses of reletting the Demised Premises (including, but not limited to expenses of work done to the Demised Premises in connection with such reletting, broker's fees and attorneys' fees). Nothing contained herein shall require Landlord to relet the Demised Premises prior to or with any preference over the leasing of any other premises of Landlord or any affiliate of Landlord.

                        ARTICLE 28 - AFFIRMATIVE WAIVERS

         28.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

         28.02. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Demised Premises and use of the Common Area, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

                            ARTICLE 29 - NO WAIVERS

         29.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

                     ARTICLE 30 - CURING TENANT'S DEFAULTS

         30.01. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of fifteen (15) days from the date Landlord gives Tenant notice of the default. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys' fees and expenses, involved in collecting or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration of the Term or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the rate set forth in Section 5.5 hereof, may be sent by Landlord to Tenant monthly, or immediately, at

Landlord's option, and such amounts shall be due and payable in accordance with the terms of such bills.

         30.02. If Landlord shall fail to perform any of its obligations under Articles 7, 12, 13, 19, 22, 31, 32, 38 or Section 17.03 of this Lease, Tenant, without hereby waiving any claimed default, may (but shall not be obligated to), upon written notice to Landlord, perform the same for the account and at the expense of Landlord, if Landlord does not commence and diligently proceed to perform such obligation within forty-five (45) days from the date Tenant gives such written notice to Landlord of such failure.

                        ARTICLE 31 - ADDITIONAL FACILITY

         31.01. Tenant shall have the option of requiring that Landlord construct an addition to the Building (as more particularly provided on the plan annexed hereto as Exhibit I) presently contemplated by the Lease (hereinafter referred to as the "Additional Facility") at any time during the Term of the Lease provided that at least eight (8) years remain in the unexpired portion of the Term including options to extend the Term exercised by Tenant. Tenant shall exercise any remaining extension of Term required to permit Tenant to comply with the provisions of the preceding sentence at the time of exercising Tenant's option to cause Landlord to construct the Additional Facility hereunder. Such Additional Facility shall be comprised of approximately 37,600 square feet of Floor Space and shall be constructed, by Landlord, substantially in accordance with the specifications for Landlord's Work set forth in Exhibit C, as such specifications would reasonably be applied and adapted to the plans for the Additional Facility. Such option of requesting that Landlord construct the Additional Facility as provided above may be exercised by Tenant notifying Landlord of its election in writing during the Term of the Lease, but in no event later than the date which, together with any options to extend the Term exercised by Tenant would be eight (8) years prior to the Expiration Date and if not so exercised, such option (to request that Landlord construct the Additional Facility) shall terminate on such date. The plans and specifications for Landlord's Work for the Building shall include work and materials, which shall be performed at the time of the initial construction of the Building, required to support the construction of the Additional Facility.

         31.02. In the event the Additional Facility is constructed, same shall become part of the Demised Premises pursuant to the Lease, or at Landlord's option, the parties shall execute a separate lease with respect to the Additional Facility on the same terms as the Lease except for rent. The fixed rent payable with respect to the

Additional Facility, commencing on the date upon which the Additional Facility is substantially completed, shall be an annual amount equal to the product of
(x) the Cost (as hereinafter defined) divided by 100.00, (y) the Constant (as hereinafter defined) divided by the debt service constant on financing with respect to the initial Building and (z) the Rate (as hereinafter defined) applicable during the portions of the Term commencing on the date of substantial completion of the Additional Facility, multiplied by the Floor Space of the Additional Facility. "Cost" shall mean 125.00 as escalated by increases in the Dodge Construction Index for United States and Canadian Cities, Eastern United States, District I, Metropolitan New York/New Jersey, Jersey City, using 1987 as the base year. "Constant" shall mean the annual debt service constant (including principal and interest) for non-recourse financing obtained by Landlord with respect to the Additional Facility. For purposes of this paragraph, "Rate" shall be defined as: Twelve and 75/100 Dollars ($12.75) per square foot from the Fixed Rent Commencement Date until one day prior to the fifth (5th) anniversary thereof, Fourteen and 50/100 Dollars ($14.50) per square foot from the fifth (5th) anniversary thereof until one day prior to the tenth (10th) anniversary thereof, Sixteen and 50/100 Dollars ($16.50) per square foot from the tenth (10th) anniversary thereof until one day prior to the fifteenth (15th) anniversary, Eighteen and 75/100 Dollars ($18.75) per square foot from the fifteenth (15th) anniversary thereof until the Expiration Date of the original Term hereof, Twenty Five and 00/100 Dollars ($25.00) per square foot during the First Extended Period hereof, and at Fair Market Rental Value for the remainder of the Term.

         31.03. The right of Tenant to require that Landlord construct the Additional Facility shall be subject to the ability of Landlord to obtain required governmental approvals, and financing, in connection with such construction, which Landlord shall use its best efforts to obtain as promptly as possible following exercise by Tenant. Notwithstanding anything contained in this Lease to the contrary, Tenant's right to request Landlord to construction an Additional Facility pursuant to this Lease shall not be binding upon any Superior Mortgagee, or Mortgagee in possession of the Demised Premises, or their successors or assigns. In the event any Superior Mortgagee or its successors or assigns succeeds to the obligation of Landlord under this Lease and such entity refuses to construct the Additional Facility pursuant to this
Article 31, Tenant shall have the right to construct the Additional Facility at Tenant's sole cost and expense. In the event Tenant constructs the Additional Facility pursuant to the preceding sentence, Tenant shall not be obligated to pay any Fixed Rent with respect to such Additional Facility.

         31.04. In the event Tenant elects, pursuant to Paragraph 31.01 to have Landlord construct the Additional Facility, Landlord shall also construct an addition to the Parking Garage to provide for up to a maximum, at Tenant's option, of 265 parking spaces (less the number of parking spaces constructed pursuant to Paragraph 31.05 hereof) in the aggregate, consisting of up to 115 additional parking spaces located in an additional level of the Parking Garage, plus up to 150 additional parking spaces (100 of which shall be at Landlord's expense and 50 of which shall be at Tenant's expense) located in a joined and contiguous annex to the Parking Garage. In the event Tenant elects, pursuant to Paragraph 31.03 to construct the Additional Facility, Tenant shall also have the right to construct such additional parking, at its sole cost and expense.

         31.05. In the event Tenant determines, at any time during the Term of the Lease, that it requires parking in addition to the 850 parking spaces originally provided Tenant pursuant to this Lease, Tenant shall have the right to construct an addition or annex to the Parking Garage, at Tenant's sole cost and expense, to provide for up to 265 additional parking spaces (less the number of parking spaces constructed pursuant to Paragraph 31.04. hereof, if any). In the event Tenant elects to construct an addition to the Parking Garage pursuant to Paragraph 31.04 or 31.05 hereof, Landlord shall have the right to review and approve Tenant's plans and specifications with respect thereto, which approval shall not be unreasonably withheld or delayed. Any disputes with respect to such construction shall be resolved pursuant to the dispute resolution procedures provided for on Exhibit F.

                              ARTICLE 32 - BROKER

         32.01. Landlord and Tenant hereby acknowledge that the Broker was the broker and sole procuring cause with respect to this Lease.

                              ARTICLE 33 - NOTICES

         33.01. Any notice, invoice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement, shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered or sent by United States registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth herein, as to Tenant, to Alan
N. Posencheg, Executive Vice President, United Jersey Banks, 301 Carnegie Center, Post Office Box 2066, Princeton, New Jersey 08543-2066, with a concurrent notice to the attention of Tenant's General Counsel at the same address, as to Landlord, to the attention of General Counsel with a concurrent notice to the attention of Vice President-Administration and shall be effective upon receipt. Either party may, by notice as aforesaid, designate a different address or addresses for notices, invoices, statements, demands, consents, approvals or other communications intended for it.

                       ARTICLE 34 - ESTOPPEL CERTIFICATES

         34.01. Each party shall, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, execute and deliver to the requesting party a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event; any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others identified in such requested certificate as being entitled to rely thereon. Each party also shall include in any such statement such other information concerning this Lease as the other party may reasonably request.

                            ARTICLE 35 - ARBITRATION

         35.01. Where arbitration is specifically provided for in this Lease, the party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association (or any organization which is the successor thereto). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof. If Tenant gives notice requesting arbitration as provided in this Article, Tenant shall simultaneously serve a duplicate of the notice on each Superior Mortgagee whose name and address shall previously have been furnished to Tenant, and such Superior Mortgagees shall have the right to participate in such arbitration. The arbitrators shall have no power to change any of the provisions of this Lease in any respect.

                        ARTICLE 36 - MEMORANDUM OF LEASE

         36.01. Tenant shall not record this Lease. However, at the request of either party, the other party shall promptly execute, acknowledge and deliver a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease. Whichever party records such memorandum of Lease shall pay all recording costs and expenses, including any taxes that are due upon such recording.

                           ARTICLE 37 - MISCELLANEOUS

         37.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith.

         37.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

         37.03. If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant's Property in connection with such subletting or letting.

         37.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section 37.04 shall not be construed as modifying the conditions of limitation contained in
Article 25.

         37.05. Except for Tenant's obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of their respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any Unavoidable Delay. Except as expressly provided to the contrary

(including Tenant's right to terminate this Lease pursuant to Section 3.02. hereof), the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant because Landlord is unable to fulfill, or is delayed in fulfilling any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 37.05.

         37.06. Any liability for payments hereunder (including, without limitation, Additional Charges) shall survive the expiration of the Term or earlier termination of this Lease.

         37.07. If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant's sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

         37.08. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the Person causing or authorized to cause such excavation, license to enter the Demised Premises for the purpose of performing such work as said Person shall reasonably deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this Lease.

         37.09. Prior to the date that Landlord receives a certificate of occupancy for Landlord's Work and Tenant's Work, if Landlord performs Tenant's Work, Tenant shall engage only contractors who use only union labor in and about the Demised Premises. Nothing contained herein shall prohibit Tenant during such period from hiring as employees non-union maintenance personnel, provided, however, that all non-employee maintenance, including without limitation contract cleaning services and window cleaning services during such period, shall be done by businesses employing union labor.

         37.10. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Demised Premises for which Landlord might be liable,
(b) any fire or other casualty in the Demised Premises, (c) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in passing through the Demised Premises or any part thereof.

         37.11. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. If any provision of this Lease shall, be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or words used in this Lease, regardless of the number or gender in which otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and they are used, shall be deemed to include any other number and any other gender as the context may require.

         37.12. As soon as practicably available but not less than thirty (30) days after distribution to shareholders, Tenant shall annually furnish to Landlord a copy of its then current audited financial statement which may be employed by Landlord for purposes of financing the Premises. If Tenant assigns or sublets this Lease other than to an affiliate, the current audited financial statements of such assignee and/or subtenant shall be furnished to Landlord within thirty (30) days of each anniversary date of this Lease. Any material adverse change of Tenant's financial condition shall be furnished to Landlord in writing forthwith and without request by Landlord for same.

         37.13. Anything in this Lease to the contrary notwithstanding, all furniture, inventory, trade fixtures and equipment (collectively, "Equipment") except to the extent same are or become part of the Demised Premises or building systems, which are owned or leased by Tenant or are being purchased by Tenant pursuant to an installment sales contract shall remain personal property and Landlord hereby waives any and all right of distraint, levy or execution against any such furniture, inventory or equipment for Rent or other sums due or to become due Landlord under this Lease and all claims and demands against the Equipment, but only to the extent such Equipment is pledged as security or collateral to any Equipment lessor or lender or other secured party.

                     ARTICLE 38 - ENVIRONMENTAL COMPLIANCE

         38.01. Except to the extent same is caused by the acts, or wrongful omission, or negligence of Landlord its partners, joint venturers, directors, officers, agents, servants, invitees, employees, contractors or subcontractors or by conditions existing prior to the date of Substantial Completion, from and after the date of Substantial Completion, Tenant shall at Tenant's own cost and expense, timely comply with the Environmental Laws as defined in Section 38.02, hereof, and regulations as the same shall be in force and shall relate to all or part of the Demised Premises, and Tenant shall indemnify, defend, save and hold harmless Landlord, its directors, officers, agents and employees from and against any and all claims, demands, losses and liabilities (including reasonable attorneys' fees) but not loss of business, loss of profits nor, to the extent Landlord or the injured party is actually reimbursed by insurance, for personal injury, resulting from or with respect to any violation of any Environmental Laws created during the Term of this Lease, and Tenant shall, at its own expense, complete the cure of such violation of any Environmental Laws. The Tenant represents that its Standard Industrial Classification Code Number with respect to the Demised Premises is 6712-1. Tenant has not and shall not refine, produce, store, handle, transfer, process or transport any Hazardous Substances as defined in the New Jersey Environmental Cleanup Responsibility Act, other than in quantities associated with maintenance and cleaning in the ordinary course of business of the Demised Premises or fuel oil. In the event Tenant installs fuel oil tanks on the Demised Premises, Tenant shall indemnify and hold Landlord harmless with respect to any environmental damage caused by such tanks and fuel oil and shall comply with all present and future Legal Requirements applicable to such tanks, their installation, and removal. At the expiration of the Term, Tenant shall, at Landlord's option, remove said tanks at Tenant's sole cost and expense and restore the land to its conditions prior to such installation. Tenant shall maintain and register all fuel oil tanks.

         38.02. Landlord, to the best of its knowledge, warrants and represents to Tenant that the Demised Premises are in full compliance with all applicable environmental laws, rules, requirements, orders, directives, ordinances and regulations of the United States of America or any state, city or municipal government or lawful authority having jurisdiction, affecting the Demised Premises including but not limited to the New Jersey Spill Compensation and Control Act and the Environmental Cleanup Responsibility Act (collectively the "Environmental Laws"). In the event it is determined that hazardous wastes or hazardous substances existed on the Demised Premises or on other property owned by Landlord or any Affiliate of Landlord ("Landlord's Adjacent Property") prior to the date of Substantial Completion and that same or the effects of same continue to exist on the Demised Premises on or after the Commencement Date in violation of applicable Environmental Laws as determined by any applicable governmental authority or migrates onto the Demised Premises from Landlord's Adjacent Property, Landlord shall (a) to the extent required to cause the Demised Premises to be in compliance with such Environmental Laws, take all measures required to cleanup or remediate such environmental contamination as determined by such applicable governmental authority (except to the extent caused by Tenant, its agents, invitees, employees or subcontractors), and (b) indemnify and hold tenant harmless for all claims, demands, losses and liabilities (including reasonable attorneys fees) (but not for loss of business, loss of profits nor, to the extent Tenant or the injured party is actually reimbursed by insurance, for personal injury) incurred by Tenant as the result of such contamination, notwithstanding whether or not Landlord had knowledge of such non-compliance and Landlord shall indemnify, defend, save and hold Tenant harmless (but not for loss of business, loss of profits nor, to the extent the Tenant or the injured party is actually reimbursed by insurance, for personal injury) for loss, damage, liability or expenses incurred with respect to such cleanup and environmental contamination. Without limiting the generality of the foregoing, with respect to any environmental contamination requiring cleanup occurring prior to Substantial Completion and which delays Tenant's initial occupancy of the Demised Premises, Tenant shall also be indemnified from the amount by which holdover rents or substitute rental arrangements exceed the rent which would have been payable for such period under the Lease, lease cancellation fees and additional moving or storage fees, or equipment rescheduling or cancellation fees incurred as the result of such delay. The obligation of Landlord to indemnify Tenant pursuant to this Article or perform any environmental cleanup shall be a personal obligation of Landlord to Tenant and shall not be binding upon any Mortgagee of the Demised Premises. In the event Landlord is required to perform an environmental cleanup pursuant to this paragraph and the Demised Premises cannot be safely and lawfully occupied during such cleanup as the result of the environmental contamination requiring the cleanup, Tenant shall have the right to terminate the Lease if such cleanup is not completed to the extent required to permit the safe and lawful occupancy thereof by Tenant within one (1) year of the date Landlord receives notice from such governmental authority of the environmental contamination requiring cleanup.

                   ARTICLE 39 - RESTRICTION ON ADJACENT USES

         39.01. Landlord agrees that, provided Tenant is not in default under the terms of this Lease beyond any applicable grace or cure period, Landlord shall not, during the Term of this Lease, enter into any future lease for premises within the hatchmarked area shown on Exhibit J annexed hereto, for use by the Tenant or occupant thereof as a bowling alley, fast food restaurant (i.e. McDonald's, Burger King, etc.) or gas station, welfare office, parole or other criminal justice office, state or local police facility, or x-rated movie houses, without the prior written consent of Tenant, provided, however, that the theatre premises shown on Exhibit "J" shall be included in the above restriction with respect to x-rated movie house use only and further provided that Landlord's obligation hereunder with respect to such theatre, shall be limited to use of its best efforts subject to the provisions of permitted uses contained in the Lease of said premises between Landlord and Loew's Ridgefield Park Cinema Associates dated December 18, 1986.

                          ARTICLE 40 - PURCHASE OF FEE

         40.01. Other than as provided in Section 40.2, in the event Landlord shall desire to offer for sale the Demised Premises or any part thereof, or in the event that Landlord receives an unsolicited bona fide offer (the "Unsolicited Offer") to purchase the Demised Premises or any part thereof (subject to the provisions of Paragraph 40.03 hereof), which offer Landlord wishes to accept, Landlord shall deliver a notice (hereinafter referred to as the "Notice") to Tenant setting forth the terms of said offer. Tenant shall thereafter have the right, exercisable by written notice to Landlord within thirty (30) days after the date of the Notice, to elect to purchase the Demised Premises or the applicable part thereof, upon the same terms and conditions set forth in the Notice and, if Tenant so elects, within one-hundred twenty (120) days of the date of such Notice, Tenant shall close the purchase of the Demised Premises or the applicable part thereof and shall pay the purchase price set forth in the Notice thereof by wire transfer of United States funds to the account designated by Landlord. In the event that Tenant shall not notify Landlord in writing within thirty (30) days of the date of receipt of the Notice, that it desires to purchase the Demised Premises or the applicable part thereof (subject to the provisions of Paragraph 40.3 hereof) in accordance with the terms contained in the Notice, then Landlord shall have the right to sell, transfer, convey or assign the Land and the Building or the applicable part thereof to the person, firm or corporation specified in the Notice in the event of an Unsolicited Offer and otherwise to any third party upon materially the same terms and conditions as are set forth in the Notice. Any purchaser pursuant to this Section 40.01 shall agree in writing to assume Landlord's obligations under this Lease. Any such transfer shall not release Landlord from any liability hereunder and such liability shall continue as that of a principal and not as a surety or guarantor. In the event tenant or its nominee purchases the Demised Premises, this Lease and Landlord's obligation hereunder shall terminate from and after the effective date of such transfer, except for occurrences prior to such effective date and except with respect to Landlord's obligations pursuant to Section 17.03 and Article 38 hereof.

         40.2. Notwithstanding anything herein to the contrary, Landlord shall have the absolute right, at any time, without same being considered a transfer pursuant to Section 40.01 hereof, to transfer the Demised Premises or any portion thereof to (a) a partnership in which all of the general partners are, or (b) a corporation (which includes for this purpose a trust having transferable shares) of which more than twenty five percent (25%) of the outstanding voting stock is beneficially owned by, any one or more of the following: (i) The Hartz Group, Inc., (ii) Hartz Mountain Industries, Inc., ("HMI") or a subsidiary of HMI, (iii) Hartz Mountain Development Corp. ("HMDC"), (iv) Leonard Stern, (v) members of Leonard Stern's immediate family, (vi) trusts for the benefit of members of Leonard Stern's immediate family, (vii) The Leonard N. Stern Foundation or any other foundation created by Leonard Stern, (viii) Leonard Stern's personal representative or estate in the event of Leonard Stern's death, or (ix) a corporation of which more than twenty five percent (25%) of the issued and outstanding voting stock is beneficially owned by any of the persons or entities identified in any one or more of the foregoing clauses (i) through (viii), or any subsidiary of such corporation. In the event of such transfer, the transferee shall assume Landlord's obligations hereunder.

         40.03. Notwithstanding anything contained in Paragraph 40.01 hereof to the contrary, Landlord shall not, during the Term of this Lease, sell the portion of the Demised Premises containing the Parking Garage separately from the portion of the Demised Premises containing the Building.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                                   Landlord:

ATTEST:                                            HARTZ MOUNTAIN INDUSTRIES, INC.


By:/s/ VINCENT J. RUBINO, JR.                      By:/s/ GENE HELLER
   ---------------------------                        ------------------------
     Vincent J. Rubino, Jr.                             Gene Heller
     Assistant Secretary                                President

[Corporate Seal]

                                                   Tenant:

ATTEST:                                            UNITED JERSEY BANKS


By:/s/ ROBERT A. GUNTHER                           By:/s/ ALAN N. POSENCHEG
   ----------------------------                       -----------------------
     Robert A. Gunther                                  Alan N. Posencheg
     Assistant Secretary                                Executive Vice President

[Corporate Seal]